UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

SSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:          (412) 837-6955

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)        Effective April 25, 2018, the Board of Directors of SSB Bancorp, Inc. (the “Company”) and the Board of Directors of SSB Bank (the “Bank”), the wholly-owned subsidiary of the Company, appointed Benjamin Contrucci to serve as Chief Financial Officer of the Company and the Bank, succeeding J. Daniel Moon, IV in that office. Mr. Moon continues to serve as President and Chief Executive Officer of the Company and the Bank.

Mr. Contrucci, age 37, has served as the Bank’s Vice President of Retail Operations and Merchant Services since April 2017. From April 2016 to November 2016, he served as Vice President/Consumer Credit Officer with The Farmers National Bank of Emlenton. From March 2008 to April 2016, he served in multiple positions at United American Savings Bank, starting as a Loan Specialist, then serving as Chief Lending Officer from February 2012 through April 2016.

Mr. Contrucci has a mortgage loan with the Bank on his primary residence, which was made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: April 27, 2018	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer